INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors
Interactive Flight Technologies, Inc.:

We consent to the use of our report dated December 11, 1998 included herein.


                                                KPMG LLP

Phoenix, Arizona
July 30, 1999